UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2025

Callan JMB Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42506	99-0931141
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Flightline Drive Spring Branch, Texas	78070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (830) 438-0395

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CJMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 15, 2025, Callan JMB Inc., a Nevada corporation (the “Company”) announced its financial results for the first quarter ended March 31, 2025. The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Registrant’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Financial Officer

Effective as of May 13, 2025, the Company terminated Chief Financial Officer, Jeffrey A. Appleman, effective immediately. Mr. Appleman was terminated ‘for cause’ in accordance with the terms of his Employment Agreement dated October 1, 2024, as amended (the “Appleman Employment Agreement”). Mr. Appleman’s termination was not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices. Mr. Appleman will be entitled to any payments in connection with the termination of his employment, as provided for in and under the Appleman Employment Agreement. There are no family relationships between Mr. Appleman and any other director or officer of the Company. There are no transactions in which Mr. Appleman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Interim Chief Financial Officer

On May 14, 2025, Shannon Badger, age 41, was appointed and named as the interim Chief Financial Officer of the Company, effective immediately. In this role, Ms. Badger will serve as the company’s principal financial officer, responsible for overseeing financial strategy, planning, and operations.

Ms. Badger, along with her new role with the Company, currently serves as Managing Partner of Badger CPA, a full-service accounting firm that she co-founded in 2014. Prior to founding Badger CPA, Ms. Badger served as Technical Accounting Manager at Tesoro Corporation, a Fortune 100 energy company, and also held finance and accounting roles at Kinder Morgan, Inc., and began her career as an auditor at Ernst & Young LLP. Beyond her executive and advisory roles, Ms. Badger is deeply engaged in community and industry leadership. She is the current President of the San Antonio chapter of the National Association of Women Business Owners (NAWBO), and serves on the boards of Aid the Silent and Daily Bread Ministries. Ms. Badger holds a Bachelor of Business Administration in Accounting and a Master of Science in Finance from Texas A&M University in College Station, Texas. She is a licensed Certified Public Accountant in the state of Texas.

The Company has yet to finalize an offer letter with Ms. Badger. There are no arrangements or understandings between Ms. Badger and any other persons pursuant to which she was appointed as the interim Chief Financial Officer of the Company. There are no family relationships between Ms. Badger and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Ms. Badger pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release of the Company dated as of May 15, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2025	Callan JMB Inc.

	By:	/s/ Wayne Williams
	Name:	Wayne Williams
	Title:	Chief Executive Officer